Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814 T: (240) 507-1300, F: (240) 396-5626 www.pebblebrookhotels.com
News Release
Pebblebrook Hotel Trust Completes $150 Million Senior Secured Credit Facility
     Bethesda, MD, July 8, 2010 — Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has successfully executed a new $150.0 million senior secured credit facility. Banc of America Securities LLC and Wells Fargo Securities, LLC were the joint lead arrangers for the credit facility. Bank of America, N.A. will act as the Administrative Agent and Wells Fargo Bank, N.A. will act as the Syndication Agent, with US Bank N.A. acting as the Documentation Agent. The credit facility matures on July 9, 2013, and has a one-year extension option. The Company has an accordion option which provides the ability to upsize the available amount of the credit facility to $200.0 million.
     Pebblebrook’s new credit facility includes the following banks: Bank of America, N.A.; Wells Fargo Bank, N.A.; US Bank N.A.; Crédit Agricole Corporate and Investment Bank; Raymond James Bank, FSB; Royal Bank of Canada; and Chevy Chase Bank.
     “In this challenging credit environment, we are extremely pleased with the strong support and confidence that this group of banks has shown in our company,” noted Raymond D. Martz, Chief Financial Officer for Pebblebrook Hotel Trust. “The new facility will provide us with additional liquidity and flexibility to capitalize on acquisition opportunities in the market.”
     “We are thrilled to lead this financing for Pebblebrook Hotel Trust and look forward to continuing to provide quality financial solutions to help them grow,” said Kelly Irwin, Managing Director at Bank of America Merrill Lynch.
About Pebblebrook Hotel Trust
     Pebblebrook Hotel Trust is a real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale full-service hotels located in large urban and resort markets with an emphasis on the major coastal cities.
Click here to visit the Pebblebrook Hotel Trust website
     This press release contains certain “forward-looking” statements relating to, among other things, potential property acquisitions. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Prospectus on Form 424(b)(1) filed on December 9, 2009. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
     For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

     All information in this release is as of July 8, 2010. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.
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Additional Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330
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www.pebblebrookhotels.com